EXHIBIT 10.4

Acknowledgement of amounts owed by C-Motech Co., Ltd (“C-Motech”) to Franklin Wireless Corp. (“Franklin”) relating to products previously purchased by Franklin from C-Motech.

C-Motech agrees to pay US$1,873,064.70 to Franklin by March 31, 2011 for the following items:

US$1,581,456.70 for marketing funds relating to products purchased by Franklin.
US$291,608.00 for a price dispute for CMU-301 products previously purchased by Franklin.

Acknowledged and approved:	Acknowledged and approved:

/s/ OC Kim	/s/ TS Kim
OC Kim	Name: TS Kim
President	Title: CEO
Franklin Wireless	C-Motech Co., Ltd.
Date: 1/28/2011	Date: ________________________